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Exhibit 32.1

Polypore International, Inc.
Chief Executive Officer Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Polypore International, Inc. (the "Company") for the period ended December 28, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Robert B. Toth, President and Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

By:	/s/ ROBERT B. TOTH Robert B. Toth President and Chief Executive Officer

Date: February 25, 2014

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  Exhibit 32.1
Polypore International, Inc. Chief Executive Officer Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002